CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Prime Acquisition Corp. on Form F-1, as amended, of our report dated December 1, 2010 on the financial statements of Prime Acquisition Corp. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Sherman Oaks, California
February 18, 2011